                                                                     Exhibit 4.3



                               WARRANT AGREEMENT



                                    Between



                        CHURCHILL ESOP CAPITAL PARTNERS,
                        A MINNESOTA LIMITED PARTNERSHIP



                                       And



                             C.D. SMITH DRUG COMPANY



                             -----------------------




                           Dated as of October 3, 1997



------------------------------------------------------------------------------
THIS AGREEMENT AND THE RIGHTS CONFERRED HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAW. THE RIGHTS CONFERRED HEREUNDER MAY BE OFFERED, SOLD OR TRANSFERRED ONLY IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS.

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

RECITALS .................................................................... 1

I DEFINITIONS ............................................................... 1
      Section 1.01    Defined Terms ......................................... 1

II THE WARRANT .............................................................. 5
      Section 2.01    Warrant ............................................... 5

III REPRESENTATIONS AND WARRANTIES .......................................... 5
      Section 3.01    Representations and Warranties of the Company ......... 5

IV COVENANTS ................................................................ 7
      Section 4.01    Covenants of the Company .............................. 7
      Section 4.02    Indemnification ....................................... 8
      Section 4.03    Listing on Securities Exchange ........................ 9
      Section 4.04    No Parity or Superior Rights .......................... 9
      Section 4.05    Dividends and Distributions ........................... 9
      Section 4.06    Repurchases and Redemptions ........................... 9
      Section 4.07    Preemptive Right ..................................... 10
      Section 4.08    Exercise Upon Qualified IOP .......................... 10

V ANTIDILUTION ............................................................. 10
      Section 5.01    Initial Exercise Quantity, Adjustment for Initial
                      Errors ............................................... 10
      Section 5.02    Notice to Warrant Holders of Adjustment Transactions . 10
      Section 5.03    Adjustment Transactions Barred During Defaults ....... 11
      Section 5.04    Adjustment of Exercise Price Upon Occurrence of an
                      Adjustment Transaction ............................... 11
      Section 5.05    Adjustment of Exercise Quantity ...................... 11
      Section 5.06    Reduction in Exercise Quantity for Certain Events
                      Within 18 Months ..................................... 11
      Section 5.07    Protection of Warrant Holder Rights .................. 11
      Section 5.08    Accountant's Certificate as to Adjustment
                      Computation .......................................... 12

VI REGISTRATION RIGHTS ..................................................... 12
      Section 6.01    "Piggyback" Registration ............................. 12
      Section 6.02    Required Registration ................................ 13
      Section 6.03    Effectiveness ........................................ 14
      Section 6.04    Further Obligations of the Company ................... 14
      Section 6.05    Expenses ............................................. 14
      Section 6.06    Transfer of Registration Rights ...................... 15

      Section 6.07    Termination of Registration Rights ................... 15

VII   PUT AND CALL PROVISIONS; SUBSEQUENT EVENT ADJUSTMENT PAYMENT ......... 15
      Section 7.01    Put Right of Holders of the Warrant Securities ....... 15
      Section 7.02    Call Right of Company ................................ 16
      Section 7.03    Calculation of Subsequent Event Adjustment Payment ... 17
      Section 7.04    Termination of Put and Call Rights ................... 17

VIII  RESTRICTIONS ON TRANSFER OF WARRANTS AND WARRANT SECURITIES .......... 18
      Section 8.01    Restrictions on Transfer ............................. 18
      Section 8.02    Bring Along Rights ................................... 18
      Section 8.03    Legend on Warrant and Certificates ................... 19
      Section 8.04    Termination of Restrictions .......................... 19
      Section 8.05    Rule 144 and Rule 144A ............................... 19

IX    MISCELLANEOUS ........................................................ 20
      Section 9.01    Term ................................................. 20
      Section 9.02    No Waiver Under Other Agreements ..................... 20
      Section 9.03    Reliance ............................................. 20
      Section 9.04    Notice ............................................... 20
      Section 9.05    Enforcement .......................................... 21
      Section 9.06    Equitable Relief ..................................... 22
      Section 9.07    Interpretation, Headings, Severability ............... 22
      Section 9.08    Survival of Covenants ................................ 22
      Section 9.09    No Required Exercise ................................. 22
      Section 9.10    Binding Effect ....................................... 23
      Section 9.11    No Waiver by Action .................................. 23
      Section 9.12    Waiver, Modification and Amendment ................... 23
      Section 9.13    Entire Agreement ..................................... 23
      Section 9.14    Governing Law; Consent to Jurisdiction; Waiver of
                      Jury Trial ........................................... 23


SCHEDULES
---------

      I.  List of Holders of Shares, Options and Rights
      II. Agreements

ANNEXES
-------

      A. Form of Warrant
      B. Notice of Put
      C. Notice of Call

                               WARRANT AGREEMENT
                               -----------------

     THIS WARRANT AGREEMENT (the "Agreement"), dated as of October 3, 1997, between CHURCHILL ESOP CAPITAL PARTNERS, A MINNESOTA LIMITED PARTNERSHIP ("Churchill"), and C.D. SMITH DRUG COMPANY, a Missouri corporation (the "Company").

     WHEREAS, Churchill and the Company have entered into a Note Purchase Agreement of even date hereof (the "Note Purchase Agreement") pursuant to which Churchill has agreed to purchase the Company's Senior Subordinated Note in the principal amount of $12,000,000 (the "Note") and the Company has agreed to grant to Churchill a warrant in the form attached hereto as Annex A (the "Warrant") to acquire shares of the Company's Common Stock (the "Common Stock"), and this Agreement sets forth certain rights and obligations of Churchill and the Company with respect to the Warrant;

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties hereto agree as follows:

                                I.  DEFINITIONS
                                    -----------

     Section 1.01  Defined Terms.  As used in this Agreement, the following
                   -------------
capitalized terms shall have the meanings stated below, which shall be applicable equally to the singular and plural forms of the terms so defined. Capitalized terms used and not otherwise defined in this Agreement shall have the meanings provided in the Note Purchase Agreement.

     "Adjusted EBITDA" shall mean, for any period in question, the Company's
      ---------------
consolidated earnings before interest, federal, state and local income taxes, depreciation and amortization expenses, contributions and dividends paid to the Debtor's Employee Stock Ownership Plan, extraordinary items and executive management bonuses for such fiscal year, as determined by the independent certified public accounting firm serving the Company as of the date such determination is made, in accordance with GAAP, applied on a basis consistent with that used in preceding fiscal years.

     "Affiliate" shall have the meaning provided in the Note Purchase Agreement.
      ---------

     "Adjustment Transaction" shall mean any of (i) the issuance or sale of
      ----------------------
Common Stock or Common Stock Equivalents in addition to the number of shares outstanding as of the date hereof as disclosed on Schedule I, except for (1) the issuance after the date of this Agreement to directors, officers or other employees of the Company or one of its Subsidiaries of options or warrants to purchase not more than an aggregate of 5,875 shares of Common Stock for an exercise price of not less than Fair Value per share at the date of grant or (2) the sale by the Company for cash of Common Stock to any unrelated third party for not less than Fair Value, (ii) the declaration of a Dividend upon, or distribution in respect of, any of the Company's capital stock, payable in Common Stock or Common Stock Equivalents, (iii) the subdivision or combination by the Company of its outstanding

Common Stock into a larger or smaller number of shares of Common Stock, as the case may be, (iv) any capital reorganization or reclassification of the capital stock of the Company, (v) the consolidation or merger of the Company or any Subsidiary with or into another corporation, (vi) the sale or transfer or other disposition of the property of the Company or any Subsidiary as (or substantially as) an entirety, (vii) the dissolution, liquidation or winding up of the Company or (viii) any event as to which the foregoing clauses are not strictly applicable but the failure to make an adjustment in the Exercise Price hereunder would not fairly protect the purchase rights, without dilution, represented by the Warrants.

  "Agreement" shall mean this Warrant Agreement, as the same may be
   ---------
supplemented, modified, amended or restated from time to time in the manner provided herein.

  "Business Day" shall mean any day except a Saturday, Sunday or other day on
   ------------
which commercial banks in the State of Minnesota are authorized or required by law to close.

  "Call Date" shall have the meaning assigned to it in Section 7.02(a) hereof.
   ---------

  "Call Exercise Price" shall have the meaning assigned to it in Section 7.02(b)
   -------------------
hereof.

  "Call Period" means the period commencing on the sixth anniversary of the
   -----------
Closing Date and terminating upon the expiration of the Exercise Period.

  "Call Repurchase Date" shall have the meaning assigned to it in Section
   --------------------
7.02(c) hereof.

  "Call Right" shall have the meaning assigned to it in Section 7.02 hereof.
   ----------

  "Closing Date" shall mean October 3, 1997, or such other date as may be agreed
   ------------
to by the parties hereto.

  "Commission" shall mean the U.S. Securities and Exchange Commission.
   ----------

  "Common Equity" shall mean the total equity interest in the Company
   -------------
represented by the Common Stock of the Company and shall include Common Equity resulting from any reorganization, reclassification of capital stock or recapitalization of the Company or similar event.

  "Common Stock Equivalents" shall mean all options, warrants (including the
   ------------------------
Warrant), convertible securities, securities and other rights (in each case whether now existing or hereafter issued or arising) to acquire from Company shares of Common Stock (without regard to whether such options, warrants, convertible securities, securities and other rights are then exchangeable, exercisable or convertible in full, in part or at all).

  "Current Exercise Price" shall mean the Exercise Price, as the same may be
   ----------------------
adjusted from time to time pursuant to the terms of the Warrants and this Agreement, in effect at any time.

  "Current Exercise Price" shall mean the Exercise Price, as the same may be
   ----------------------
adjusted from time to time pursuant to the terms of the Warrants and this Agreement, in effect at any time.

  "Dividend" means, as to any Person, any declaration or payment of any dividend
   --------
(other than a stock dividend) on, or the making of any pro rata distribution, loan, advance, or investment to or in any holder of, any shares of capital stock of such Person.

  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and
   ------------
the rules and regulations promulgated thereunder, and any successor provisions thereto.

  "Exercise Period" means the period commencing on the Closing Date and
   ---------------
terminating on the tenth anniversary of the Closing Date or, in the event the tenth anniversary of the Closing is not a Business Day, the next succeeding Business Day.

  "Exercise Price" shall mean $.02 per share, as adjusted from time to time
   --------------
pursuant to the terms of the Warrant and this Agreement.

  "Exercise Quantity" shall mean the number of shares of Common Stock,
   -----------------
determined from time to time, taking into account all shares of Common Stock theretofore issued upon exercise of the Warrant, required to be issued by the Company upon exercise of the Warrant. Exercise Quantity shall mean initially 24,260 shares of Common Stock, and shall be adjusted from time to time pursuant to the provisions of the Warrant and this Agreement.

  "Fair Value" means the fair value of the Company (or other security, property,
   ----------
assets, business or entity in question) determined as follows: (i) by mutual agreement reached by the Holder and the Company or, (ii) in the event that the Holder and the Company are unable to agree as to Fair Value, as determined by an independent professional appraiser mutually selected by the Holder and the Company, or (iii) in the event that the Holder and the Company are unable to agree as to an appraiser, then the Holder and the Company shall each select an independent professional appraiser who shall each conduct an appraisal and jointly select a third independent professional appraiser to conduct a third appraisal, and the Fair Value shall be the average of the two closer appraisals. In making any of the appraisals referred to above, no appraiser shall apply any discounts for illiquidity, lack of control or any other similar factors. All costs associated with each such appraisal shall be borne by the Company. Notwithstanding the foregoing, if the Company's Common Stock is listed and trading on a national stock exchange or on the NASDAQ system and there exists and is continuing for at least thirty (30) days a public float having a minimum value of $20 million, Fair Value means, with reference to the Warrant Securities on a per share basis, the average closing sale price per share of the Common Stock for the ten trading days immediately preceding any date of determination.

  "Holder" shall mean the Person(s) then registered as the owner of the Warrant
   ------
or Warrant Securities, as the case may be, on the books and records of the Company.

  "Holders of Registrable Securities" shall have the meaning assigned to it in
   ---------------------------------
Section 6.01 hereof.

  "Initial Public Offering" shall mean the Company's initial public offering of
   -----------------------
its Common Stock for cash pursuant to a registration statement under the Securities Act.

  "Note Purchase Agreement" shall mean the Note Purchase Agreement, dated as of
   -----------------------
the date hereof, between Churchill and the Company, as supplemented, modified, amended or restated from time to time in the manner provided therein.

  "Notice of Call" shall have the meaning assigned to it in Section 7.02(a)
   --------------
hereof.

  "Notice of Put" shall have the meaning assigned to it in Section 7.01(a)
   -------------
hereof.

  "Obligations" shall have the meaning assigned to it in the Note Purchase
   -----------
Agreement.

  "Original Issuance Date" shall mean the Closing Date, the date of the issuance
   ----------------------
of the Warrant.

  "Person" shall have the meaning assigned to it in the Note Purchase Agreement.
   ------

  "Put Date" shall have the meaning assigned to it in Section 7.01(a) hereof.
   --------

  "Put Event" shall mean, with respect to the Warrant or Warrant Securities held
   ---------
by any Holder, the earliest to occur of (i) the fifth anniversary of the Closing; or (ii) a payment Event of Default under the Note Purchase Agreement; or (iii) a violation of the affirmative and negative covenants therein which are referenced in Section 4.01(g) of this Agreement which covenant violation remains uncured for a period of thirty (30) days and which results in Churchill accelerating the indebtedness under the Note Purchase Agreement.

  "Put Exercise Price" shall have the meaning assigned to it in Section 7.01(c)
   ------------------
hereof.

  "Put Repurchase Date" shall have the meaning assigned to it in Section 7.01(d)
   -------------------
hereof.

  "Put Right" shall have the meaning assigned to it in Section 7.01 hereof.
   ---------

  "Registrable Securities" shall have the meaning assigned to it in Section 6.01
   ----------------------
hereof.

  "Securities Act" shall mean the Securities Act of 1933, as amended, and the
   --------------
rules and regulations promulgated thereunder, and any successor provisions thereto.

  "Senior Indebtedness" shall have the meaning assigned to it in the Note
   -------------------
Purchase Agreement.

  "Subsequent Event" shall mean the earliest to occur of (i) an Initial Public
   ----------------
Offering; (ii) the sale (in a transaction involving the transfer, assignment or other disposal of the Company's capital stock for value, but not including any pledge or other hypothecation of such capital stock) of more than 33% of the outstanding capital stock of the Company to any Person, other than an existing shareholder of the Company as of the close of business on the Call Repurchase Date, any "affiliate" of such shareholder (as such term is defined in Rule l2b-2 of the rules and regulations promulgated under the Exchange Act, as in effect from time to time) or any member of the immediate family of such shareholder; (iii) the sale of all or substantially all of the assets of the Company or any Subsidiary; (iv) a merger, consolidation or other business combination involving the Company or any Subsidiary and another entity, in which either the Company or any Subsidiary or such other entity or other newly created entity is the surviving corporation; (v) the sale (in a transaction involving the transfer, assignment or other disposal of the owning entity's capital stock for value, but not including any pledge or other hypothecation of such capital stock) of more than 50% of the outstanding capital stock of a Subsidiary to any Person; provided, that the events referred to in
                                     --------
(iii), (iv) and (v) shall constitute a Subsequent Event only if the sale or merger involves a business having revenues of $80 million or more.

  "Subsequent Event Adjustment Payment" shall have the meaning assigned to it in
   -----------------------------------
Section 7.03 hereof.

  "Subsequent Event Fair Value" shall have the meaning assigned to it in Section
   ---------------------------
7.03 hereof.

  "Subsequent Event Notice" shall have the meaning assigned to it in Section
   -----------------------
7.03 hereof.

  "Subsidiary" shall mean any corporation as to which an aggregate of more than
   ----------
20% of the outstanding voting stock is at any time directly or indirectly owned by the Company or by one or more of its Subsidiaries.

  "Warrant Securities" shall mean the shares of Common Stock (or other
   ------------------
securities representing Common Stock) purchasable or purchased from time to time under the Warrant or acquired upon any transfer of any such shares, together with all additional securities received in payment of dividends or distributions on or splits of those securities or received as a result of the adjustments provided for in Article V hereof.

                               II.  THE WARRANT
                                    -----------

  Section 2.01  Warrant.  On the Closing Date the Company will grant to
                -------
Churchill, in consideration for the purchase of the Note, a Warrant in the form attached hereto as Annex A. Churchill and any subsequent Holders of the Warrant and of Warrant Securities shall have the rights and obligations provided for in the form of Warrant and in this Agreement. The representations and warranties by Churchill in Sections 4.01, 4.02 and 4.03 of the Note Purchase Agreement are hereby incorporated by reference.

                      III.  REPRESENTATIONS AND WARRANTIES
                            ------------------------------

  Section 3.01  Representations and Warranties of the Company.  The Company
                ---------------------------------------------
hereby represents and warrants as follows:

  (a) The execution and delivery of this Agreement and the Warrant have been duly and properly authorized by all requisite corporate action of the Company, its board of directors and shareholders, and no consent of any other Person is required as a prerequisite to the validity and enforceability of this Agreement and the Warrant that has not been obtained. The Company has the full legal right, power and authority to execute and deliver this Agreement and the Warrant and to perform its obligations hereunder and thereunder.

  (b) The Company is not a party to or otherwise subject to any contract or agreement which restricts or otherwise affects its right or ability to execute and deliver this Agreement or the Warrant or to perform any obligation hereunder or thereunder (including, without limitation, issuance of the Warrant Securities). Neither the execution or delivery of this Agreement or the Warrant, nor compliance therewith (including, without limitation, issuance of the Warrant Securities) and honoring of the Company's put obligations hereunder, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any lien upon any properties of the Company under, or require any consent, approval, or other action by, notice to or filing with any court or governmental body pursuant to, the Articles of Incorporation or Bylaws of the Company, any award of any arbitrator, or any agreement, instrument or law to which the Company is subject or by which it is bound.

  (c) As of the date hereof, the authorized capitalization of the Company consists of 200,000 shares of Common Stock, of which 117,471 shares are outstanding. All such outstanding shares are validly issued, fully paid and nonassessable and held of record and beneficially owned by those shareholders identified on Schedule I hereto. Except as set forth on Schedule I hereto, there are no rights, options or warrants of any kind outstanding to purchase or acquire Common Stock or any other ownership interest in the Company, nor are there other securities, obligations, agreements or rights of any kind outstanding which are exercisable for, convertible into or exchangeable for any Common Stock or any other ownership interests in the Company or under the terms of which the parties thereto have the right to purchase or acquire Common Stock or Common Stock Equivalents. The issuance by the Company of the Warrant and the Warrant Securities is not subject to any preemptive or similar right of any Person pursuant to statute, contract or understanding.

  (d) Except as set forth on Schedule II and the repurchase obligations of the Company ESOP, neither the Company nor any of its Subsidiaries is or will be subject to any obligation to repurchase or otherwise acquire or retire any shares of capital stock except as provided in this Agreement. Except as set forth on Schedule II, there are no commitments of the Company to issue any shares, warrants, options, or other such fights or to distribute to holders of any class of its capital stock any evidences of indebtedness or assets, or to pay any Dividend or make any other distribution in respect thereof.

  (e) Except as set forth in Article VI hereof, no Person has a contractual right to demand or other right to cause the Company to file any registration statement under the Securities Act relating to any securities of the Company or any right to participate in any offering of the Company's securities. Except as set forth on Schedule II hereto, there are also no agreements between or among the Company's shareholders or buy-sell agreements of any kind affecting the Company's securities.

  (f) Neither the Company nor any Person authorized or employed by the Company as agent, broker, dealer or otherwise, has offered the Warrant or the Warrant Securities for sale to, or solicited any offers to buy the same from any Persons other than Churchill, and neither the Company nor any Person acting on its behalf has taken or will take any action which might subject the offering, issuance or sale of the Warrant or the Warrant Securities to registration under the Securities Act or violate the provisions of any securities or blue sky law of any applicable jurisdiction.

  (g) Assuming that the representations and warranties of Churchill contained in
Section 3.02 are true and correct, the Warrant is, and the Warrant Securities will be, issued by the Company to Churchill in a transaction exempt from registration and qualification under the applicable federal and state securities laws.

  (h) The representations and warranties of the Company contained in the Note Purchase Agreement are true and correct as of the date hereof, and are hereby incorporated by reference for the benefit of Churchill and the Holders of the Warrant and the Warrant Securities to the same extent as if set forth in full herein, and such representations and warranties shall survive the termination or expiration of the Note Purchase Agreement and the satisfaction of any or all of the Obligations thereunder.

                                 IV.  COVENANTS
                                      ---------

  Section 4.01  Covenants of the Company.  The Company hereby covenants and
                ------------------------
agrees that, during the term of this Agreement, unless Churchill (if it is a Holder of any of the Warrant or any Warrant Securities) and the Holders of the Warrant exercisable for a majority of the unissued underlying Warrant Securities agree otherwise in writing:

  (a) Each of the Warrant Securities issued and delivered upon the exercise of the Warrant will be duly and validly authorized and issued, will be fully paid and nonassessable, and will not be subject to any unpaid tax or any lien, whether respecting their issuance to and purchase by the Holder of the Warrant or otherwise.

  (b) The Company shall reserve and at all times keep available for issuance an authorized number of shares of Warrant Securities sufficient to permit the full and immediate exercise of the Warrant and the full and immediate exercise, exchange and conversion of all other securities, options, warrants and other rights issued or granted by the Company.

  (c) The Company shall within 90 days after the Closing Date amend its articles of incorporation to reduce the par value of its Common Stock to be less than the Exercise Price and thereafter shall take all such actions as may be necessary or appropriate to ensure that the par value of the Common Stock does not exceed the Exercise Price.

  (d) The Company shall not create or permit the existence of any class of capital stock having voting rights, liquidation rights, Dividend rights or other rights or preferences senior or superior to Common Stock.

  (e) The Company shall deliver to the Holder of the Warrant and the Warrant Securities copies of the reports, notices and financial statements referred to in Section 6.02 of the Note Purchase Agreement at the times such therein provided.

  (f) The Company shall cooperate with the Holder of the Warrant and the Warrant Securities in supplying such information as may be necessary for the Holder to complete and file any information or other reporting forms from time to time required by the Commission, relevant state authorities or any securities exchange, securities quotation system or other self-regulatory organization, including (without limitation) information pertaining to or required for the availability of any exemption from the securities laws for the sale, transfer or other disposition of the Warrant or any of the Warrant Securities.

  (g) The affirmative and negative covenants contained in Articles VI and VII of the Note Purchase Agreement are hereby incorporated by reference for the benefit of Churchill and the Holders of the Warrant and the Warrant Securities to the same extent as if set forth in full herein, and such covenants shall survive the termination or expiration of the Note Purchase Agreement and the satisfaction of any or all of the Obligations thereunder.

  Section 4.02  Indemnification.
                ---------------

  (a) The Company agrees that Churchill and each other Holder of the Warrant or any Warrant Securities purchased hereunder, any underwriter(s), and their respective directors, officers, employees, attorneys and agents as well as each other Person (if any) controlling any of the foregoing Persons within the meaning of Section 15 of the Securities Act, or Section 20 of the Exchange Act, shall not incur any liability for acts and omissions arising out of or related directly or indirectly to the Warrant, the Warrant Securities, this Agreement, any registration statement or prospectus or any misstatement or omission of a material fact therein (except for misstatements or omissions based on information provided by such Person to the Company for use in such registration statement or prospectus); and the Company hereby expressly waives any and all claims and actions which it now has or may hereafter at any time have against Churchill and each other Holder of the Warrant or underlying Warrant Securities, and their respective directors, officers, employees, attorneys and agents, arising out of or related directly or indirectly to any and all of the foregoing acts, omissions and circumstances.

  (b) The Company agrees to defend, indemnify and hold harmless Churchill and each other Holder of the Warrant, this Agreement, or any Warrant Security purchased hereunder, any underwriter(s), and their respective directors, officers, employees, attorneys and agents as well as each other Person (if any) controlling any of the foregoing Persons within the meaning of Section 15 of the Securities Act, or Section 20 of the Exchange Act, from and against any and all claims, liabilities, losses and expenses (including, without limitation, the disbursements, expenses and fees of their respective attorneys) that may be imposed upon, incurred by, or asserted against any of them, any of their respective directors, officers, employees, attorneys and agents, or any such control Person, arising out of or related directly or indirectly to the Warrant, the Warrant Securities, any registration statement or prospectus, or any misstatement or omission of a material fact therein, except such as are occasioned by the indemnified Person's own gross negligence or willful misconduct as finally determined pursuant to applicable law by a governmental authority having jurisdiction. Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against the Company, the Company shall assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to the party seeking indemnity hereunder) and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company. The Company shall not, except with the approval of each party being indemnified under this Section 4.02, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

  Section 4.03  Listing on Securities Exchange.  If the Company shall list any
                ------------------------------
shares of Common Stock on any securities exchange it will, at its expense, list thereon, maintain and increase when necessary such listing of all outstanding Warrant Securities. The Company will also so list on each securities exchange, and will maintain such listing of, any other securities which the holder of the Warrant shall be entitled to receive upon the exercise thereof if at the time any securities of the same class shall be listed on such securities exchange by the Company.

  Section 4.04  No Parity or Superior Rights.  The Company will not grant
                ----------------------------
registration rights, rights to receive securities, put and call rights, or any other rights to any other holder of its securities that are equal or superior to the rights grant hereunder.

  Section 4.05  Dividends and Distributions.  The Company shall not declare,
                ---------------------------
make or pay any dividend or other distribution, whether in cash, securities or other property, with respect to its Common Stock except that cash dividends shall be permitted so long as (i) such additional dividends are not prohibited by any contractual obligation of the Company, and (ii) a cash payment is made to the Holder of the Warrant equal to the product of (A) the amount of cash plus the Fair Value of any property or securities distributed with respect to each outstanding share of Common Stock, multiplied by (B) the number of shares of Common Stock then issuable upon exercise of the Warrant.

  Section 4.06  Repurchases and Redemptions.  Except for repurchases by the
                ---------------------------
Company required by the terms of the Company ESOP or ERISA, and repurchases of Warrant Securities upon the exercise of the Put Rights or Call Rights herein contained, the Company shall not repurchase or redeem any of its equity securities or any securities convertible into or exchangeable for such equity securities, or any warrants or other rights to purchase such equity securities without the consent of the Holder.

  Section 4.07  Preemptive Right.  Except for the issuance after the date of
                ----------------
this Agreement to directors, officers or other employees of the Company or one of its Subsidiaries of options or warrants to purchase not more than an aggregate of 5,875 shares of Common Stock for an exercise price of not less than Fair Value per share at the date of grant, in the event that at any time after the date hereof the Company proposes to issue Common Stock or Common Stock Equivalents, the Company shall give written notice to the Holders describing such proposal at least 30 days in advance of such issuance. Each Holder of Warrant or Warrant Securities shall then have the right, exercisable by written notice given to the Company no later than 20 days after receipt of the Company's notice, to purchase his pro rata share of the Common Stock or Common Stock Equivalents proposed to be issued by the Company on the same price and terms as are proposed by the Company.

  Section 4.08  Exercise Upon Qualified IPO.  Each Warrant shall be subject to
                ---------------------------
the requirement that in the event the Company closes an Initial Public Offering underwritten on a firm commitment basis by an underwriter, or group or underwriters which is represented by an underwriter or underwriters, which is a member of the New York Stock Exchange and which results in gross proceeds to the Company of at least $20 million, the Holder of any outstanding Warrant shall fully exercise, as of the closing of such Initial Public Offering, any Warrant as to which the Holder has not already delivered a Notice of Put to exercise the Put Right pertaining to that Warrant.

                                V.  ANTIDILUTION
                                    ------------

  Section 5.01  Initial Exercise Quantity; Adjustment for Initial Errors.  The
                --------------------------------------------------------
Company hereby acknowledges that the number of shares of Common Stock constituting the initial Exercise Quantity was calculated based upon an intention that the full exercise of the Warrant would result in the Holder obtaining shares of Common Stock constituting 15% of the Company's then outstanding Common Stock and Common Stock Equivalents. If for any reason it shall hereafter be determined by the Holder of the Warrant that the actual number of shares of Common Stock and Common Stock Equivalents outstanding as of the Closing Date caused the calculation of the Exercise Quantity to be erroneous, then the Holder may notify the Company of such determination and the Company shall forthwith reissue the Warrant with an appropriate proportional increase in the Exercise Quantity to be effective from the Closing Date.

  Section 5.02  Notice to Warrant Holders of Adjustment Transactions.  In the
                ----------------------------------------------------
event the Company proposes to consider or engage in an Adjustment Transaction, then, in each such event, the Company shall mail to the Holder of the Warrant notice of such proposed action, which shall specify the date on which the stock transfer books of the Company shall close, or a record shall be taken, for determining the holders of Common Stock entitled to receive the benefit of such transaction, or the date on which a reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, dissolution or winding up shall take place or commence, as the case may be, and the date as of which it is expected that holders of Common Stock of record shall be entitled to receive securities or other property deliverable upon such action, if any such date is to be fixed. Such notice shall be mailed at least thirty (30) days prior to the date upon which it is proposed that such action take place and twenty (20) days prior to any record date to determine holders of Common Stock entitled to receive the benefit of such transaction.

  Section 5.03  Adjustment Transactions Barred During Defaults.  The Company
                ----------------------------------------------
shall not have the right to give a notice of a proposed Adjustment Transaction or to conclude an Adjustment Transaction at any time when there has occurred and is continuing an Event of Default under the Note Purchase Agreement or this Agreement, unless the notice is given in connection with an Adjustment Transaction the consummation of which will result in the satisfaction in full in cash of all Obligations of the Company under the Note Purchase Agreement.

  Section 5.04  Adjustment of Exercise Price Upon Occurrence of an Adjustment
                -------------------------------------------------------------
Transaction.  If the Adjustment Transaction occurs, the Exercise Price shall be
-----------
adjusted by the Company so as to fairly preserve, without dilution, the purchase rights represented by the Warrant to purchase a percentage of the Company's equity in accordance with Section 5.01 and otherwise with the essential intent and purposes hereof. If a Holder of Warrant disputes the adjustment of the Exercise Price made by the Company and the parties cannot otherwise resolve the dispute promptly and in good faith, then the Company shall appoint a firm of independent public accountants of recognized national standing (which may be the regular auditors of the Company), which shall give their opinion as to the adjustment, if any, to be made to the Exercise Price as the result of the relevant Adjustment Transaction. Upon receipt of such opinion, the Company shall promptly mail a copy thereof to the Holder of the Warrant and shall make the adjustment described therein. An adjustment made pursuant to this Article V shall become effective immediately after the effective date of any such Adjustment Transaction. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Exercise Price in the case of the issuance of shares of Common Stock upon the exercise in whole or part of the Warrant.

  Section 5.05  Adjustment of Exercise Quantity.  Upon any adjustment of the
                -------------------------------
Exercise Price as provided in this Article V, the Exercise Quantity shall be adjusted such that at the Exercise Price resulting from such adjustment, the new Exercise Quantity shall be obtained by multiplying the former Exercise Quantity by a fraction (i) the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and (ii) the denominator of which shall be the Exercise Price resulting from such adjustment.

  Section 5.06  Reduction in Exercise Quantity for Certain Events Within 18
                -----------------------------------------------------------
Months.  In the event that within eighteen (18) months of the date of this
------
Agreement the Company (i) closes an Initial Public Offering which results in gross cash proceeds to the Company of $20 million or more, or (ii) closes a transaction consented to by the Holder involving a sale of all or substantially all of the Company's assets (viewed on a consolidated basis) or a merger, consolidation or recapitalization involving a change in control of the Company, then the Exercise Quantity shall be reduced to 13/15th of the Exercise Quantity prior to such event.

  Section 5.07  Protection of Warrant Holder Rights.  The Company will not, by
                -----------------------------------
amendment of any of its organizational documents or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or the Warrant or impair the ability of the Holder to realize the full intended economic value thereof, but will at all times in good faith assist in the carrying out of all such terms, and of the taking of a such action as may be necessary or appropriate in order to protect the rights of the Holder of the Warrant against dilution or other impairment.

  Section 5.08  Accountant's Certificate as to Adjustment Computation.  Whenever
                -----------------------------------------------------
the Current Exercise Price is adjusted as provided in this Article V, the Company will, if requested, promptly obtain a certificate from a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company) setting forth the Current Exercise Price, and the Exercise Quantity as so adjusted, the computation of such adjustment and a brief statement of facts accounting for such adjustment, and will deliver to the Holder of the Warrant a copy of such certificate.

                            VI.  REGISTRATION RIGHTS
                                 -------------------

  Section 6.01  "Piggyback" Registration.  If at any time the Company shall
                 -----------------------
determine to register under the Securities Act (including pursuant to a demand of any security holder of the Company exercising registration rights) any of its Common Stock (except securities to be issued solely in connection with any acquisition of any entity or business, shares issuable solely upon exercise of stock options, shares issuable solely pursuant to employee benefit plans or shares to be registered on any registration form that does not permit secondary sales), it shall give Churchill and each Holder of Warrant and Warrant Securities (collectively referred to in this Article VI as "Holder of Registrable Securities") written notice of such determination at least thirty
(30) days prior to each such filing. If within fifteen (15) days after receipt of such notice, any Holder shall so request in writing, the Company shall include in such registration statement (to the extent permitted by applicable regulation) all or any part of the Warrant and Warrant Securities (collectively referred to in this Article VI as "Registrable Securities") that such Holder requests to be registered. Any Registrable Securities which are included in any underwritten offering under this Section 6.01 shall be sold upon such terms as the managing underwriters shall reasonably request but in any event shall be upon terms not less favorable than those upon which any other selling security holder shall sell any of its securities. If any Holder of Registrable Securities disapproves of the terms of such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, if any.

  If the registration as to which notice is given as provided above is for a public offering which is firmly underwritten by one or more underwriters, and if in the good faith judgment of the managing underwriter of such underwritten public offering the inclusion of the Registrable Securities covered by a request for registration by the Holder of Registrable Securities would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the shares offered by the Company, the number of Registrable Securities to be included in the underwritten public offering may be reduced in the following manner: the Common Stock held by persons other than the Holder of Registrable Securities shall be excluded from the underwritten public offering to the extent required by the managing underwriter, and if a further reduction in the number of shares is required by the managing underwriter, such shares to be deleted shall be selected pro rata from among the Holders of Registrable Securities requesting inclusion in such registration. Those Registrable Securities which are thus excluded from the underwritten public offering shall be withheld from the public market by the holders thereof for a period, not to exceed 180 days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering.

  Section 6.02  Required Registration.  If one or more Holder of Registrable
                ---------------------
Securities shall notify the Company in writing that such Holders intend to offer or cause to be offered for public sale an amount of Registrable Securities which is equal to at least seventy-five percent (75%) in combined interest of the Registrable Securities, the Company will so notify all Holders of Registrable Securities, including all Holders who have a right to acquire Registrable Securities. Upon written request of any Holder given within thirty (30) days after the receipt by such Holder from the Company of such notification, the Company will use its best efforts to cause all or any part of the Registrable Securities that may be requested by any Holder thereof to be registered under the Securities Act as expeditiously as possible. The Company shall be obligated to make only one such required registration of the Registrable Securities, and the Company shall be obligated to make such required registration only on or after the second anniversary of the Closing Date. The registration right provided in this paragraph shall terminate if ninety percent (90%) or more in combined interest of the Registrable Securities have been registered and sold in a registration pursuant to Section 6.01 above.

  Notwithstanding the restrictions on the number of demand registrations imposed by the preceding paragraph, the Holders of Registrable Securities shall be entitled to demand up to two short form demand registrations on Form S-3, or its successor forms, when such registration becomes available following an Initial Public Offering, provided that only one short form registration may be demanded in any six-month period. If the Company determines to include securities to be sold by it In any registration request pursuant to this Section 6.02, such registration shall be deemed to be an "incidental" piggyback registration under
Section 6.01 of this Article VI, subject to all of the provisions thereof, and shall not affect the rights provided by this Section 6.02. No "incidental" piggyback right under Section 6.01 shall be construed to limit any registration required under this Section 6.02.

  Notwithstanding the foregoing, (a) the Company shall not be obligated to effect a registration pursuant to this Section 6.02 within sixty (60) days prior to the Company's estimated date of filing of a registration statement pertaining to an underwritten public offering of securities for the account of the Company, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that the Company's estimate of the date of filing such registration statement is made in good faith and (b) if the Company shall furnish to such Holders a certificate signed by the president of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company's obligation under this Section 6.02 to use its best efforts to file a registration statement shall be deferred for a period not to exceed three (3) months; provided, however, that the Company shall not obtain
                            ------------------
such a deferral more than once in any 13-month period.

  Section 6.03  Effectiveness.  If necessary to permit distribution of the
                -------------
Registrable Securities, the Company will use its best efforts to maintain the effectiveness for up to one hundred eighty (180) days of the registration pursuant to which any of the Registrable Securities are being offered, and from time to time will amend or supplement such registration statement and the prospectus contained therein as and to the extent necessary to comply with the Securities Act and any applicable state securities statute or regulation. The Holder shall notify the Company promptly of the completion of the offering of its Registrable Securities under any such effective registration statement.

  Section 6.04  Further Obligations of the Company.  Whenever under the
                ----------------------------------
preceding Sections of this Article VI the Company is required hereunder to register Registrable Securities, it agrees that it shall also do the following:

  (a) Furnish to each selling Holder such copies of each preliminary and final prospectus and any other documents as such Holder may reasonably request to facilitate the public offering of its Registrable Securities;

  (b) Use its best efforts to register or qualify the Registrable Securities to be registered pursuant to this Article VI under the applicable securities or blue sky laws of such jurisdictions as any selling Holder may reasonably request;

  (c) Furnish to each selling Holder: (i) a signed counterpart of an opinion of counsel for the Company, dated the effective date of the registration statement; and (ii) a copy of any "comfort" letters signed by the Company's independent public accountants who have examined and reported on the Company's financial statements included in the registration statement, covering substantially the same matters as are customarily covered in opinions of issuer's counsel and in accountants' "comfort" letters delivered to the underwriters in underwritten public offerings of securities;

  (d) Permit each selling Holder or such Holder's counsel or other representatives to inspect and copy such corporate documents and records as may reasonably be requested by them in connection with such registration; and

  (e) Furnish to each selling Holder, upon request, a copy of all documents filed and all correspondence from or to the Commission in connection with any such offering.

  Section 6.05  Expenses.  The Company shall bear all costs and expenses of each
                --------
registration contemplated in Sections 6.01 and 6.02, including, but not limited to, printing, legal and accounting fees and expenses of the Company's legal counsel and accountants, Commission and NASD filing fees and blue sky fees and expenses in any jurisdiction in which the securities to be offered are to be registered or qualified. The Holder of Registrable Securities included in any such registration shall bear the legal fees and expenses of its legal counsel.

  Section 6.06  Transfer of Registration Rights.  The registration rights of the
                -------------------------------
Holders of Registrable Securities under this Article VI shall inure to the benefit of and be exercisable by any transferee of Registrable Securities.

  Section 6.07  Termination of Registration Rights.  The registration rights
                ----------------------------------
under this Article VI shall terminate one year after the issuance of the last Warrant Securities obtainable by complete exercise of the Warrant.

                VII.  PUT AND CALL PROVISIONS; SUBSEQUENT EVENT
                      -----------------------------------------
                               ADJUSTMENT PAYMENT
                               ------------------

  Section 7.01  Put Right of Holders of the Warrant Securities.  At any time and
              ------------------------------------------------
from time to time after the occurrence of a Put Event, any Holder of the Warrant Securities she have the right to sell all or some of its Warrant Securities to the Company, and the Company shall be obligated to purchase such Warrant Securities, subject to the following terms and conditions (such fight is hereinafter referred to as the "Put Right"):

  (a) Ninety (90) days' written notice shall be given by the Holder to the Company of such intention to exercise the Put Right, which notice shall be in the form of Annex B attached hereto (the "Notice of Put"). The date upon which such Notice of Put is issued is hereinafter referred to as the "Put Date."

  (b) The Company shall give all other Holders of Warrant Securities written notice of the Company's receipt of a Notice of Put. This notice shall be given within five (5) Business Days after the Put Date and shall specify the amount of Warrant Securities covered by the Notice of Put and the Put Repurchase Date, as hereinafter defined. Such other Holders of Warrant Securities shall then have the right, by written Notice of Put within five Business Days after receipt of the Company's notice to such Holders under this Section 7.01(b), to require that the Company repurchase all or some of such Holders' Warrant Securities on the Put Repurchase Date on the same terms and at the same time as the Holder who first gave Notice of Put under Section 7.01(a) hereof.

  (c) The purchase price for any Warrant Securities that the Company may be obligated to purchase upon the exercise of the Put Right by a Holder shall be determined by multiplying the number of Warrant Securities subject to the Put Right by the "Put Exercise Price," as hereinafter defined. The "Put Exercise Price" shall be equal to the highest of: (i) six (6) times the Adjusted EBITDA of the Company for the 12-month period that ended at the month-end immediately prior to the Put Date, plus cash or cash equivalents on hand, less all outstanding indebtedness of the Company for borrowed money, divided by the number of shares of Common Stock and Common Stock Equivalents outstanding; (ii) 100% of the book value of the Company as of the end of the fiscal quarter immediately prior to the Put Date, divided by the number of shares of Common Stock and Common Stock Equivalents outstanding; and (iii) the Fair Value of the Company, divided by the number, of shares of Common Stock and Common Stock Equivalents outstanding.

  (d) The Company shall fix a date (to be not sooner than 90 nor later than 100 days after the Put Date) for repurchase of the Warrant Securities (the "Put Repurchase Date"). The Company promptly shall notify each Holder with respect to which a Notice of Put has been given of the fixing of the Put Repurchase Date and shall specify in that notice the location to which such Warrant Securities are to be presented and surrendered for repurchase. On the Put Repurchase Date, the Company shall deliver payment in same day funds to the applicable Holder in an amount equal to the amount of the Put Exercise Price applicable to such Holder's Warrant Securities to be repurchased.

  (e) At the option of the Holder, the Holder may elect to put the Warrant, prior to exercise thereof, to the Company upon the same terms and conditions set forth in this Section 7.01; provided, however, that the Put Exercise Price
                            -----------------
payable with respect to such Warrant, as computed under the provisions of
Section 7.01(c), shall be reduced by the Current Exercise Price in effect on the Put Date.

  (f) In the event of a partial exercise of a Put Right, the balance of the Warrant Securities and Warrant shall continue to enjoy the same benefits provided herein as they enjoyed immediately preceding the exercise.

  (g) In the event the Company fails to pay the Holder(s) the Put Exercise Price on the Put Repurchase Date, then in addition to all other rights and remedies of the Holder(s), the amount of the unpaid Put Exercise Price shall bear interest from the Put Repurchase Date until the date when paid in full at an interest rate equal to that provided in the Note to apply during default.

  Section 7.02  Call Right of the Company.  Subject to Section 7.02(e) hereof,
                -------------------------
at any time after the commencement of the Call Period, the Company shall have the right to purchase from the Holders of Warrant Securities all or any portion (pro rata among the Holders) of such Warrant Securities, and the Holders shall be obligated to sell to the Company the Warrant Securities subject to the following terms and conditions (such fight is hereinafter referred as the "Call Right"):

  (a) The Company shall give thirty (30) days' prior written notice to the Holders of its intention to exercise the Call Right. Such notice shall be in the form of Annex C attached hereto (the "Notice of Call"). The date upon which such Notice of Call is issued is hereinafter referred to as the "Call Date."

  (b) The purchase price for the Warrant Securities to be acquired by the Company pursuant to the Call Right shall be determined by multiplying the number of Warrant Securities subject to the Call Right by the "Call Exercise Price," as hereinafter defined. The "Call Exercise Price" shall be equal to the highest of
(i) seven (7) times the Adjusted EBITDA of the Company for the 12-month period that ended at the month-end immediately prior to the Call Date, plus cash or cash equivalents on hand, less all outstanding indebtedness of the Company for borrowed money, divided by the number of shares of Common Stock and Common Stock Equivalents outstanding; (ii) 110% of the book value of the Company as of the end of the fiscal quarter immediately prior to the Call Date, divided by the number of shares of Common Stock and Common Stock Equivalents outstanding; and

(iii) the Fair Value of the Company, divided by the number of shares of Common Stock and Common Stock Equivalents outstanding.

     (c) The Company shall fix a date in the Notice of Call (to be not sooner than 30 nor later than 40 days after the Call Date) for repurchase of the Warrant Securities (the "Call Repurchase Date"). The Notice of Call shall further specify the location to which Warrant Securities are to be delivered for repurchase. On the Call Repurchase Date, the Company shall deliver payment in same day funds to the applicable Holder in an amount equal to the amount of the Call Exercise Price applicable to such Holder's Warrant Securities to be repurchased.

     (d) At the option of the Company, the Company may elect to call the Warrant, prior to exercise thereof, from the Holders upon the same terms and conditions set forth in this Section 7.02; provided, however, that the Call
                                           -----------------
Exercise Price payable with respect to such Warrant, as computed under the provisions of Section 7.02(b), shall be reduced by the Current Exercise Price in effect on the Call Date.

     (e) The Company shall not have the right to give a Notice of Call or to repurchase any Warrant or Warrant Securities under this Section 7.02 at any time when there has occurred and is continuing an Event of Default under the Note Purchase Agreement or this Agreement.

     Section 7.03  Calculation of Subsequent Event Adjustment Payment.  In the
                   --------------------------------------------------
event the Company shall exercise its Call Right with respect to the Warrant Securities, and there shall occur a Subsequent Event at any time prior to the first anniversary of the Call Repurchase Date, then the Holders of the Warrant Securities on the Call Repurchase Date shall be entitled to receive a cash payment in an amount per share of Warrant Securities that were acquired by the Company pursuant to the Call Right equal to the "Subsequent Event Adjustment Payment". As soon as practicable, but not less than sixty (60) days prior to the effective date of any Subsequent Event, the Company shall deliver a written notice (the "Subsequent Event Notice") to each Holder that it intends to consummate a transaction that constitutes a Subsequent Event, which notice shall describe in reasonable detail the Subsequent Event, the anticipated effective date of such Subsequent Event and the estimated amount of the Subsequent Event Adjustment Payment. The Subsequent Event Adjustment Payment shall be paid to the Holders on the effective date of the Subsequent Event. The Subsequent Event Adjustment Payment shall be equal to the difference between the "Subsequent Event Fair Value," as hereinafter defined, and the Call Exercise Price. The "Subsequent Event Fair Value" shall be equal to the per share Fair Value of the capital stock of the Company, as determined in any transaction constituting a Subsequent Event.

     Section 7.04  Termination of Put and Call Rights.  In the event the Company
                   ----------------------------------
closes an Initial Public Offering, all Call Rights of the Company shall immediately terminate. In the event that (i) the Company closes an Initial Public Offering underwritten on a firm commitment basis by an underwriter, or group of underwriters which is represented by an underwriter or underwriters, which is a member of the New York Stock Exchange and results in gross proceeds to the Company of at least $20 million, and (ii) all Obligations under the Note Purchase Agreement and the Note are repaid, all Put Rights shall immediately terminate.

                VIII.  RESTRICTIONS ON TRANSFER OF WARRANTS AND
                       ----------------------------------------
                               WARRANT SECURITIES
                               ------------------

     Section 8.01  Restrictions on Transfer.  Except as otherwise permitted by
                   ------------------------
Section 8.02, neither the Warrant nor any Warrant Securities shall be transferable without the prior written consent of the Company except (a) to Churchill's partners (or partners of those partners), (b) to an Affiliate of the Holder thereof, (c) to a successor corporation or other business entity to the Holder thereof as a result of a merger or consolidation with, or sale of all or substantially all of the equity ownership interests or assets of, the Holder thereof, (d) as is or may be required by the Holder thereof to comply with any Federal or state law or any rule or regulation of any governmental or public body or authority, (e) in a public offering pursuant to an effective registration statement under the Securities Act or in a sale constituting an exempt transaction under Rule 144 or Rule 144A, (f) pursuant to Section 7.01 or
Section 7.02 or (g) to any Person if the Holder thereof shall also transfer or assign all or part of its interest in the Note to such Person.

     Any notice given pursuant to this Section 8.01 by the Holder of the Warrant or Warrant Securities shall contain (i) the name and address of the proposed transferee of the Warrant, Warrant Securities or portion thereof, (ii) the proposed consideration for such transfer, (iii) the number of shares of Common Stock subject to or issuable pursuant to the Warrant or Warrant Securities proposed to be transferred and (iv) a brief description of such proposed transfer.

     In the event that a Holder of the Warrant or Warrant Securities has given the notice described in the preceding paragraph such Holder shall obtain an opinion of counsel as to whether the proposed transfer may be effected without registration or qualification under any Federal or state securities or blue sky law. Such counsel shall, as promptly as practicable, provide the Company and the Holder with such opinion and of the terms and conditions, if any, to be observed in such transfer, whereupon the Company shall consent to such transfer and the Holder shall be entitled to transfer this Warrant or Warrant Securities (or portion thereof). In the event the Warrant shall be exercised as an incident to such transfer, such exercise shall relate back and for a purposes of the Warrant be deemed to have occurred as of the date of such notice regardless of delays incurred by reason of the provisions of this paragraph, which may result in the actual exercise on any later date.

     Section 8.02  Bring Along Rights.  In the event that the holders (other
                   ------------------
than the Holders of the Warrant and the Warrant Securities) of that percentage of shares of the Company's Common Stock that would be required under its Articles of Incorporation or By-laws to convey all or substantially all of the stock or assets of the Company propose to sell their shares of the Company Common Stock to another Person other than another shareholder of the Company, then, in that event, such holders shall have the right to demand of the Holders a sale at the same price of their Warrant and the Warrant Securities. The foregoing right to demand a bring along by the Holders of the Warrant and the Warrant Securities is conditioned upon (i) the payment in full of all Obligations whether then due or not due under the Note Purchase Agreement; (ii) full payment in cash of all consideration payable to the Holders of the Warrant and Warrant Securities on account of the proposed sale of the Company's Common Stock; and
(iii) reasonable assurance given to the Holders of the Warrant and Warrant Securities that the proposed sale is at a per share price and upon terms substantially the same as could be obtained in a good faith transaction with unaffiliated third parties. Holders of the Warrant and Warrant Securities shall receive not less than forty-five (45) days' prior written notice of any such proposed sale of the Company's Common Stock.

     Section 8.03  Legend on Warrant and Certificates.  Each Warrant shall bear
                   ----------------------------------
a legend in substantially the following form:

     "This Warrant and any shares of Common Stock issuable upon the exercise of this Warrant have not been registered under the Securities Act of 1933, as amended, or any state securities law and neither this Warrant nor any such shares may be transferred in the absence of such registration or an exemption therefrom under such Act or law."

     In case any shares are issued upon the exercise in whole or in part of this Warrant or are thereafter transferred, in either case under such circumstances that no registration under the Securities Act is required, each certificate representing such shares shall bear the following legend:

     "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities law and may not be transferred in the absence of such registration or an exemption therefrom under such Act or law. In addition, any transfer of these shares is subject to the conditions specified in the Warrant Agreement dated as of October 3, 1997. A copy of the form of such Warrant Agreement is on file with the Secretary of the Company and will be furnished without charge by the Company to the holder of this certificate upon written request to the Secretary of the Company."

     Section 8.04  Termination of Restrictions.  The restrictions imposed under
                   ---------------------------
this Article VIII upon the transferability of this Warrant or of Warrant Securities, shall cease when (a) a registration statement covering such issuable Warrant Shares or Warrant Securities becomes effective under the Securities Act,
(b) the Company receives an opinion of counsel that such restrictions are no longer required in order to ensure compliance with the Securities Act or (c) an Event of Default as to any Obligation to pay principal or interest or other sum of money has occurred and is continuing under the Note Purchase Agreement. When such restrictions terminate, the Company shall, or shall instruct its transfer agent and registrar to, issue new certificates in the name of the holder not bearing the legends required under Section 8.04.

     Section 8.05  Rule 144 and Rule 144A.  After any Initial Public Offering,
                   ----------------------
the Company covenants that it will file all reports required to be filed by it with the Commission, and that it will take such further action as a Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Warrant or Warrant Securities without registration under the Securities Act pursuant to Rule 144 ("Rule 144") (or any similar rule then in effect) promulgated by the Commission under the Securities Act. Upon the request of a Holder, the Company will deliver to such Holder a notice stating whether it has complied with such requirements. The Company covenants that it will provide to each Holder or any prospective purchaser of such Holder's Warrant or Warrant Securities the information required to be delivered under paragraph (d)(4) of Rule 144A ("Rule 144A") (or any similar rule then in effect) promulgated by the Commission under the Securities Act in respect of a transaction qualifying for an exemption under Rule 144A and it will take such further action as a holder may reasonably request, all to the extent required from time to time, to enable such holder to sell its Warrant or Warrant Securities without registration under the Securities Act pursuant to Rule 144A.

                              IX.  MISCELLANEOUS
                                   -------------

     Section 9.01  Term.  Except as otherwise expressly provided in this
                   ----
Agreement, this Agreement shall expire ten years after the date of this Agreement; provided that the Company's obligations to honor an exercise of the Warrant or a Notice of Put given prior to such expiration or to perform any obligation to make the Subsequent Event Adjustment Payment shall continue and survive notwithstanding the expiration of this Agreement.

     Section 9.02  No Waiver Under Other Agreements.
                   --------------------------------

     (a) The terms and provisions contained in this Agreement are not intended and shall not be construed to waive, modify, repeal, stay, diminish or otherwise impair or affect in any manner whatsoever: (i) any right or remedy of Churchill under the Company's Articles, By-laws or similar agreements, the Note Purchase Agreement or any of the Ancillary Agreements; (ii) any duty or obligation of the Company under the Note Purchase Agreement or any of the Ancillary Agreements, or
(iii) any obligation of any other party under any of the Ancillary Agreements owing to or intended to confer a benefit upon Churchill or its successors or assigns.

     (b) The submission of a Notice of Put shall not constitute a waiver by Churchill of any term or provision of the Note Purchase Agreement or any of the Ancillary Agreements.

     Section 9.03  Reliance.  Each party to this Agreement shall be entitled to
                   --------
rely upon any notice, consent, certificate, affidavit, statement, paper, document, writing or other communication reasonably believed by that party to be genuine and to have been signed, sent or made by the proper person or persons.

     Section 9.04  Notice.  Unless otherwise specifically provided herein, all
                   ------
communications under this Agreement and the Warrant shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given, (ii) on the day of transmission if sent by facsimile transmission to the number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission, (iii) on the day after delivery to Federal Express or similar overnight courier, or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to the party as follows:

If to Churchill:          Churchill ESOP Capital Partners
                          2400 Metropolitan Centre
                          333 South Seventh Street
                          Minneapolis, Minnesota 55402
                          Attn:  David Wakefield or Robert Davis

with a copy to:           Lindquist & Vennum P.L.L.P.
(which shall not          4200 IDS Center
constitute notice)        80 South 8th Street
                          Minneapolis, Minnesota 55402
                          Attn:  Richard D. McNeil, Esq.

If to the Company:        C.D. Smith Drug Company
                          3907 South 48th Terrace
                          St. Joseph, Missouri 64503
                          Attn:  President

with a copy to:           Blackwell Sanders Matheny Weary Lombardi LLP
(which shall not          Two Pershing Avenue
constitute notice)        2300 Main Street, Suite 1100
                          Kansas City, Missouri 64108
                          Attn:  Merry Evans, Esq.

to any Holder of          To the most recent address set
a Warrant or of           forth in the Company's register
Registered Securities     of Warrant or stock register,
(other than Churchill):   as the case may be.

Any party hereto may change its address for purposes of this Section 9.04 by giving the other party written notice of the new address in the manner set forth above.

     Section 9.05  Enforcement.  The Company acknowledges that the Holders may
                   -----------
proceed to exercise or enforce any right, power, privilege, remedy or interest that they may have under this Agreement or applicable law without notice except as otherwise expressly provided herein, without pursuing, exhausting or otherwise exercising or enforcing any other fight, power, privilege, remedy or interest that they may have against or in respect of any other party, or any other Person or thing, and without regard to any act or omission of such party or any other Person.

     Section 9.06  Equitable Relief.  Each party acknowledges and agrees that it
                   ----------------
would be impossible to measure in money the damage in the event of a breach of any of the terms and provisions of this Agreement by any party hereto, and that, in the event of any such breach, there may not be an adequate remedy at law, although the foregoing shall not constitute a waiver of any of the party's rights, powers, privileges and remedies against or in respect of a breaching party, any other person or thing under this Agreement or applicable law. It is therefore agreed that, in addition to all other such rights, powers, privileges and remedies that it may have, each party shall be entitled to injunctive relief, specific performance or such other equitable relief as such party may request to exercise or otherwise enforce any of the terms and provisions of this Agreement and to enjoin or otherwise restrain any act prohibited thereby, and no party will urge, and each party hereby waives, any defense that there is an adequate remedy available at law.

     Section 9.07  Interpretation, Headings, Severability.
                   --------------------------------------

     (a) The parties acknowledge and agree that since each party and its counsel have reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision, the normal rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement, and its terms and provisions shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

     (b) The Section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     (c) In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by a governmental authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

     (d) If any period of time specified in this Agreement expires on a day that is not a Business Day, that period shall be extended to and expire on the next succeeding Business Day.

     Section 9.08  Survival of Covenants.  Each of the covenants and other
                   ---------------------
agreements of the parties contained in this Agreement shall be absolute and, except as otherwise expressly provided, unconditional, shall survive the execution and delivery of this Agreement and shall continue in full force and effect until the term of this Agreement has expired, and thereafter with respect to events occurring prior thereto.

     Section 9.09  No Required Exercise.  No term or provision of the Warrant or
                   --------------------
this Agreement is intended to require, nor shall any such term or provision be construed as requiring, any Holder of the Warrant to exercise or put the Warrant.

     Section 9.10  Binding Effect.  This Agreement shall be binding upon and
                   --------------
enforceable against the, parties hereto and their respective successors and assigns.

     Section 9.11  No Waiver by Action.  The failure or delay of a party at any
                   -------------------
time or times to require performance of, or to exercise its rights with respect to, any term or provision of this Agreement (except as otherwise expressly provided herein) shall not affect its right at a later time to enforce any such provision.

     Section 9.12  Waiver, Modification and Amendment.  Each and every
                   ----------------------------------
modification to and amendment of this Agreement shall be in writing and signed by the Company, Churchill (if at that time Churchill is a Holder) and by the Holders of two-thirds in interest of all issued and unissued Warrant Securities. Each and every waiver of and consent to any departure from any term or provision hereof (except as otherwise provided herein) shall be in writing and signed by Churchill (if at that time it is a Holder) by the Holders of two-thirds in interest of all issued and unissued Warrant Securities and by each party against whom enforcement of the waiver or consent may be sought.

     Section 9.13  Entire Agreement.  This Agreement and the Warrant contain the
                   ----------------
entire agreement of the parties concerning the subject matter hereof and supersede all other representations, warranties, agreements and understandings, oral or otherwise, among the parties hereto with respect to the matters contained herein, except as otherwise provided herein.

     Section 9.14  Governing Law: Consent to Jurisdiction; Waiver of Jury Trial.
                   ------------------------------------------------------------
THIS AGREEMENT AND THE WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA. AT THE OPTION OF THE HOLDER, THIS AGREEMENT AND THE WARRANT MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN MINNEAPOLIS OR ST. PAUL, MINNESOTA, AND THE COMPANY CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE COMPANY COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT OR THE WARRANT, OR ALLEGING ANY BREACH OF THIS AGREEMENT OR THE WARRANT, THE HOLDER AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE. THE COMPANY HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION BASED ON OR PERTAINING TO THIS AGREEMENT OR THE WARRANT.

     IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be executed as of the day and year first above written.


CHURCHILL ESOP CAPITAL PARTNERS,            C.D. SMITH DRUG COMPANY
A Minnesota Limited Partnership
By:  Churchill Capital Investment Partners,
     A Minnesota Limited Partnership
     Its: General Partner                   By /s/ Robert C. Farley
                                              ----------------------------------
                                              Its
                                                 -------------------------------

     By:  Churchill Capital, Inc.
     Its: General Partner

      By /s/ David Wakefield
        ---------------------------------------------------
            A Principal

                                                                      SCHEDULE I
                                                                      ----------

                           LIST OF HOLDERS OF SHARES,
                          WARRANTS, OPTIONS AND RIGHTS
                          ----------------------------

See attached.

                   C.D. Smith Drug Company Stockholder List


                   Shares of
Cert #            Common Stock             Shareholder
------            ------------             -----------

 279                 3,875                 C.D. Smith Drug Company Employee
                                           Stock Ownership Plan
                                           3907 South 48th Terrace
                                           St. Joseph, Missouri 64503
                                           (original fully paid shares)

 286                 6,300                 Robert C. Farley
                                           1809 Ashland
                                           St. Joseph, Missouri 64506

 299                 42,620                C.D. Smith Drug Company Employee
                                           Stock Ownership Plan
                                           3907 South 48th Terrace
                                           St. Joseph, Missouri 64503
                                           (held as collateral by LaSalle)

 300                 64,676                C. D. Smith Drug Company Employee
                                           Stock Ownership Plan
                                           3907 South 48th Terrace
                                           St. Joseph, Missouri 64503

                 C.D. Smith Drug Company Stock Option Holders

                   Shares of
                  Common Stock             Option Holder
                  ------------             -------------

                      4,000                Robert C. Farley
                                           1809 Ashland
                                           St. Joseph, Missouri 64506

                      4,000                Richard Meehan
                                           4322 North Mulberry
                                           Kansas City, Missouri 64116

                      2,500                Jeanne Mathiesen
                                           12918 NW 79th
                                           Kansas City, Missouri 64152

                      2,500                Delora Jamison
                                           71 Eastwood Drive
                                           St. Joseph, Missouri 64506

                      2,500                Robert Orr
                                           2915 Oakland Avenue
                                           St. Joseph, Missouri 64506

                      2,500                Lee Keith
                                           25 Wishbone Road
                                           St. Joseph, Missouri 64506

                      1,000                Richard Brudnick
                                           2 Stonecleave
                                           Swampscott, Massachusetts 01907

                      1,000                Joseph Harris
                                           23 Fabish
                                           Buffalo Grove, Illinois 60089

                                                                     SCHEDULE II
                                                                     -----------

                          OBLIGATIONS TO REPURCHASE,

                           ACQUIRE OR RETIRE SHARES
                           ------------------------

See C.D. Smith Drug Company Stock Ownership Plan (summary plan description is attached).

                           SUMMARY PLAN DESCRIPTION

(1) General. The legal names, address and Federal employer identification number of the Employer are -

         C.D. SMITH DRUG COMPANY
         P.O. Box 789
         St. Joseph, MO  64502
         44-0437360

The following employer has also adopted the Plan:

         C.D.S. TRANSPORTATION, INC.
         P.O. Box 789
         St. Joseph, MO  64502
         43-1462539

The Employer has previously established a retirement plan ("Plan") to supplement your income upon retirement. That plan is an employee stock ownership plan ("ESOP"). On October 1, 1996, the board of directors adopted an amendment to the ESOP. This revised summary plan description covers the ESOP, as amended. In addition to retirement benefits, the Plan may provide benefits in the event of your death or disability or in the event of your termination of employment prior to normal retirement. If after reading this summary you have any questions, please ask the Plan Administrator. We emphasize this summary plan description is a highlight of the more important provisions of the Plan control.

(2)  Identification of Plan.  The Plan is known as -

         C.D. SMITH DRUG COMPANY EMPLOYEE STOCK OWNERSHIP PLAN

The Employer has assigned 002 as the Plan identification number. The plan year is the period on which the Plan maintains its records: January 1 through December 31.

(3) Type of Plan. The Plan is commonly known as an employee stock ownership plan. Section (8), "Employer's Contributions," explains how you share in the Employer's annual contributions to the trust fund and the extent to which the Employer has an obligation to make annual contributions to the trust fund.

Under this Plan, the trust fund is intended to be invested primarily, and possibly exclusively, in Employer securities, to the extent they can be acquired by the Plan. There are certain risks inherent in this type of plan because it will not be as diversified in its investments as certain other types of retirement plans. There may also be a lack of investment return in the event that the Employer securities do not yield dividends, interest or other earnings. However, the Plan is funded completely by Employer contributions and will enable you to share in any appreciation in the Employer securities to the extent such Employer securities are vested and allocated to your account. The Plan has been established with the belief that by having a retirement plan which is based upon the Employer's growth and success, this will stimulate all employees to work at their full capacity for the best interests of the Employer.

                                                                         Annex A
                                                                         -------

THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND SUCH SHARES MAY BE OFFERED, SOLD OR TRANSFERRED ONLY IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS.

                             ____________________

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF ARE SUBJECT TO THE TERMS AND PROVISIONS OF A WARRANT AGREEMENT DATED AS OF OCTOBER 3, 1997 BETWEEN C.D. SMITH DRUG COMPANY (THE "COMPANY") AND CHURCHILL ESOP CAPITAL PARTNERS, A MINNESOTA LIMITED PARTNERSHIP (AS THE SAME MAY BE SUPPLEMENTED, MODIFIED, AMENDED, EXTENDED OR RESTATED FROM TIME TO TIME, THE "WARRANT AGREEMENT"). AMONG OTHER THINGS, THE WARRANT AGREEMENT CONTAINS PROVISIONS FOR PUTS, CALLS, RESTRICTIONS ON TRANSFER AND REGISTRATION RIGHTS. A COPY OF THE WARRANT AGREEMENT IS AVAILABLE AT THE EXECUTIVE OFFICES OF THE COMPANY.

                         COMMON STOCK PURCHASE WARRANT
                         -----------------------------

                                October 3, 1997

    Capitalized terms used and not otherwise defined in this Warrant shall have the meanings respectively assigned to them in the Warrant Agreement referred to in the legend above and in that in certain Note Purchase Agreement, dated as of October 3, 1997 between Churchill ESOP Capital Partners, a Minnesota Limited Partnership ("Churchill") and C.D. Smith Drug Company, a Missouri corporation (the "Company"), as the same has been or may be supplemented, modified, amended, renewed or restated from time to time (the "Note Purchase Agreement").

    C.D. Smith Drug Company, a Missouri corporation, does hereby certify and agree that Churchill or its successors and assigns are hereby entitled to purchase from the Company an Exercise Quantity initially equal to 24,260 of the Company's Common Stock (the "Common Stock"), all upon the terms and provisions and subject to adjustment as provided in the Warrant Agreement and this Common Stock Purchase Warrant (the "Warrant"). The exercise price per share of Common Stock for which this Warrant is exercisable shall be $.02 per share, as adjusted from time to time pursuant to the terms of this Warrant and the Warrant Agreement (the "Exercise Price").

                             _____________________

    1 . Term of Warrant.  The term of this Warrant commences as of the date
        ---------------
hereof and shall expire at 5:00 P.M., Minneapolis time, on the tenth anniversary hereof, October 3, 2007. In the event that this Warrant would expire on a day that is not a Business Day, then the term of this Warrant automatically shall be extended to 5:00 P.M., Minneapolis time, on the next succeeding Business Day.

    2.  Exercise of Warrant.
        -------------------

        (a) This Warrant may be exercised by the Holder of this Warrant at any time during the term hereof in whole, or in part from time to time (but not for fractional shares), by presentation and surrender of this Warrant to the Company, together with the annexed Exercise Form duly completed and executed and payment in the aggregate amount equal to the Exercise Price multiplied by the number of shares of Common Stock being purchased. At the option of Holder, payment of the Exercise Price may be made either by (i) check payable to the order of the Company, (ii) surrender of certificates then held representing, or deduction from the number of shares issuable upon exercise of this Warrant, that number of shares which has an aggregate current market price on the date of exercise equal to the aggregate Exercise Price for all shares to be purchased pursuant to this Warrant or (iii) by any combination of the foregoing methods. Upon the Company's receipt of this Warrant, the completed and signed Exercise Form and the requisite payment, the Company shall issue and deliver (or cause to be delivered) to the exercising Holder stock certificates aggregating the number of shares of Common Stock purchased. In the event of a partial exercise of this Warrant, the Company shall issue and deliver to the Holder a new Warrant at the same time such stock certificates are delivered, which new Warrant shall entitle the Holder to purchase the balance of the Exercise Quantity not purchased in that partial exercise and shall otherwise be upon the same terms and provisions as this Warrant.

        (b) In the event the Holder of this Warrant desires that any or all of the stock certificates to be issued upon the exercise hereof be registered in a name or names other than that of the Holder of this Warrant, the Holder must so request in writing at the time of exercise, and pay to the Company funds sufficient to pay all stock transfer taxes (if any) payable in connection with the transfer and delivery of such stock certificates.

        (c) Upon the due exercise by the Holder of this Warrant, whether in whole or in part, that Holder (or any other person to whom a stock certificate is to be so issued) shall be deemed for all purposes to have become the Holder of record of the shares of Common Stock for which this Warrant has been so exercised, effective immediately prior to the close of business on the date this Warrant, the completed and signed Exercise Form and the requisite payment were duly delivered to the Company, irrespective of the date of actual delivery of certificates representing such shares of Common Stock so issued.

    3.  Surrender of Warrant, Expenses.
        ------------------------------

        (a) Whether in connection with the exercise, exchange, registration of transfer, replacement, put or call of this Warrant, surrender of this Warrant shall be made to the Company during normal business hours on a Business Day (unless the Company otherwise permits) at the executive offices of the Company located at 3908 South 48th Terrace, St. Joseph, Missouri 64503 or to such other office or duly authorized representative of the Company as from time to time may be designated by the Company by written notice given to the Holder of this Warrant.

        (b) The Company shall pay all costs and expenses incurred in connection with the exercise, registering exchange, transfer, replacement, put or call of this Warrant, including the costs of preparation, execution and delivery of warrants and stock certificates, and shall pay all taxes (other than any taxes measured by the income of any Person other than the Company) and other charges imposed by law payable in connection with the transfer or replacement of this Warrant.

    4.  Warrant Register, Exchange, Transfer, Loss.
        ------------------------------------------

        (a) The Company at all times shall maintain at its chief executive offices an open register for all Warrants, in which the Company shall record the name and address of each Person to whom a Warrant has been issued or transferred, the number of shares of Common Stock or other securities purchasable thereunder and the corresponding purchase prices.

        (b) This Warrant may be exchanged for two or more warrants entitling the Holder hereof to purchase the same aggregate Exercise Quantity at the same Exercise Price per share and otherwise having the same terms and provisions as this Warrant. The Holder may request such an exchange by surrender of this Warrant to the Company, together with a written exchange request specifying the desired number of warrants and allocation of the Exercise Quantity purchasable under the existing Warrant.

        (c) Subject to the provisions of Article VIII of the Warrant Agreement, this Warrant may be transferred, in whole or in part, by the Holder or any duly authorized representative of such Holder. A transfer may be registered with the Company by submission to it of this Warrant, together with the annexed Assignment Form duly completed and executed. Within five (5) Business Days after the Company's receipt of this Warrant and the Assignment Form so completed and executed, the Company will issue and deliver to the transferee a new Warrant representing the portion of the Exercise Quantity transferred at the same Exercise Price per share and otherwise having the same terms and provisions as this Warrant, which the Company will register in the new Holder's name.

        (d) In the event of the loss, theft or destruction of this Warrant, the Company shall execute and deliver an identical new Warrant to the Holder in substitution therefor upon the Company's receipt of (i) evidence reasonably satisfactory to the Company of such event (with the affidavit of an institutional Holder being sufficient evidence), and (ii) if requested by the Company, an indemnity agreement from any institutional Holder or an indemnity bond from anyone else reasonably satisfactory in form and amount to the Company.

    5.  Rights and Obligations of the Company and the Warrant Holder. The
        ------------------------------------------------------------
Company and the Holders of this Warrant are entitled to the rights and bound by the obligations set forth in the Warrant Agreement, all of which rights and obligations are hereby incorporated by reference herein. This Warrant shall not entitle its Holder to any rights of a stockholder in the Company (other than as provided in Section 2(c) of this Warrant).

    IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized representative and its corporate seal, if any, to be impressed hereupon and attested to by its Secretary or Assistant Secretary.


                               C.D. Smith Drug Company



                               By
                                 ---------------------------------
                                    Its
                                       -------------------------------
Attest:


----------------------
Secretary

                             COMMON STOCK WARRANT
                             --------------------
                                 EXERCISE FORM
                                 -------------

C.D. Smith Drug Company
3907 South 48th Terrace
St. Joseph, Missouri 64503
Attention:  President

    The undersigned Holder of the within Warrant hereby irrevocably elects to exercise the within Warrant to the extent of ______ shares of Common Stock of the Company.

    The undersigned herewith encloses the Warrant and:

    [_] a check (payable to the order of the Company) in the amount of $__________ in payment of the purchase price thereof, and/or

    [_] the undersigned hereby authorizes the deduction of __________ shares in payment of the Exercise Price.

                  Instructions For Registering The Securities

                  On The Stock Transfer Books Of The Company


 Name of Transferee:
                     ------------------------------
 State of Organization (if applicable):
                                        -----------------
 Federal Tax Identification or
      Social Security Number:
                              ---------------------
 Address:
          ----------------------------------------
    If this exercise of the Warrant is not an exercise in full, then the undersigned Holder hereby requests that a new Warrant of like tenor (exercisable for the balance of the shares of Common Stock underlying this Warrant) be issued and delivered to the undersigned Holder at the address on the warrant register of the Company.

Dated:
      ----------------                ------------------------------------------
                                      (Name of Registered Holder - Please Print)

                                      By
                                        ----------------------------------------
                                            (Signature of Registered Holder or
                                               of Duly Authorized Signatory)

                                      Title
                                           -------------------------------------

                             COMMON STOCK WARRANT
                             --------------------

                                ASSIGNMENT FORM
                                ---------------


    For Value Received, the undersigned Holder of the within Warrant hereby sells, assigns and transfers unto the transferee whose name and address are set forth below all of the rights of the undersigned under the within Warrant (to the extent of the portion of the within Warrant being transferred hereby, which portion is _________________).


 Name of Transferee:
                     -----------------------------
 State of Organization (if applicable):
                                        ----------------
 Federal Tax Identification or
      Social Security Number:
                              --------------------
 Address:
          ---------------------------------------
    If such portion of the Warrant being transferred shall not consist of all of the within Warrant, then the undersigned hereby requests that, as provided in the within Warrant, a new warrant of like tenor respecting the balance of the Exercise Quantity not being transferred pursuant hereto be issued in the name of and delivered to, the undersigned. The undersigned does hereby irrevocably constitute and appoint ____________________________________________ attorney to register the foregoing transfer on the books of the Company maintained for that purpose, with full power of substitution in the premises.


Dated:
      ----------------                ------------------------------------------
                                      (Name of Registered Holder - Please Print)


                                      By
                                        ----------------------------------------
                                           (Signature of Registered Holder or
                                              of Duly Authorized Signatory)

                                      Title
                                           -------------------------------------

                                                                         Annex B
                                                                         -------


                                 NOTICE OF PUT
                                 -------------


C.D. Smith Drug Company
3907 South 48th Terrace
St. Joseph, Missouri 64503
Attention:  President

    This Notice of Put is given pursuant to Section 7.01 of the Warrant Agreement, dated as of October 3, 1997 (the "Agreement") between C.D. Smith Drug Company (the "Company") and Churchill ESOP Capital Partners, A Minnesota Limited Partnership ("Churchill"). Unless otherwise defined herein, terms used herein shall have the meanings assigned to them in the Agreement.

    The undersigned Holder of Warrant Securities hereby elects to exercise its fight to put its Warrant as set forth below:

      1. The total Put Exercise Price applicable to all of Holder's Warrant Securities is $_____________, which has been calculated as set forth on the attached schedule.

      2. The amount to be paid to Holder for the Warrant Securities covered by this Notice of Put is $_____________ (the "Put Payment").

      3. The Warrant Securities covered by this Notice of Put are enclosed herewith.


    Please deposit the amount of the Put Payment to the account of the Holder at ______________________, Account No. _____________ by no sooner than ninety (90)
 and no later than one hundred (100) calendar days from the date of this Notice.


Dated:
      ----------------                ------------------------------------------
                                      (Name of Registered Holder - Please Print)


                                      By
                                        ----------------------------------------
                                            (Signature of Registered Holder or
                                               of Duly Authorized Signatory)

                                      Title
                                           -------------------------------------

                                                                         Annex C
                                                                         -------

                                NOTICE OF CALL
                                --------------


[Name of Holder]
[Holder's Address]
[City/State/Zip Code]


    This Notice of Call is given pursuant to Section 7.02 of the Warrant Agreement dated as of October 3, 1997 (the "Warrant Agreement") between C.D. Smith Drug Company (the "Company") and Churchill ESOP Capital Partners, A Minnesota Limited Partnership ("Churchill"). Unless otherwise defined herein, terms used herein shall have the meanings assigned to them in the Agreement.

    The Company hereby elects to exercise its right to call the Warrant Securities to the extent set forth below:

      1. The total Call Exercise Price applicable to all of Holder's Warrant Securities is $______________, which has been calculated as set forth on the attached schedule.

      2. The amount to be paid to Holder for the Warrant Securities covered by this Notice of Call is $__________ (the "Call Payment").

    Please deliver the Warrant Securities covered by this Notice to ________________________________ [address for presentation and surrender] for presentation and surrender by no later than ____________________ [the Call Repurchase Date). Upon receipt of such Warrant Securities, the Company will deposit the amount of the Call Payment to the account of the Holder at ____________________________, or to such other account as the Holder may direct, no sooner than thirty (30) and no later than forty (40) calendar days from the date of this Notice.


                                   C.D. Smith Drug Company



                                   By
                                     ---------------------------------
                                      Its
                                         -------------------------------